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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INFOLOGIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InfoLogix, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 12, 2008

        The Annual Meeting of Stockholders of InfoLogix, Inc. will be held on Thursday, June 12, 2008 at 10:00 a.m. at the InfoLogix chief executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040 for the following purposes:

    (1)
    To elect nine directors;

    (2)
    To ratify the selection of McGladrey & Pullen LLP as our independent auditor for 2008;

    (3)
    To approve the InfoLogix, Inc. 2008 Employee Stock Purchase Plan; and

    (4)
    To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        Our Board of Directors has fixed the close of business on April 24, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please complete, sign, and date the enclosed proxy and return it promptly so that your shares may be voted. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

                      By Order of the Board of Directors

                      JOHN A. ROBERTS
                       Secretary

Hatboro, Pennsylvania
April 29, 2008

InfoLogix, Inc.
101 E. County Line Road
Suite 210
Hatboro, PA 19040
http://www.infologix.com

PROXY STATEMENT

April 29, 2008

        The Annual Meeting of Stockholders of InfoLogix, Inc. will be held on Thursday, June 12, 2008 at 10:00 a.m. at the InfoLogix chief executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040. We are mailing this Proxy Statement on or about April 29, 2008 to each holder of InfoLogix's outstanding shares of common stock entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Stockholders for the fiscal year ended December 31, 2007 together with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

        We have fixed the close of business on April 24, 2008 as the record date for the Annual Meeting. All holders of record of InfoLogix's shares of common stock at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, 24,941,256 shares of common stock were outstanding.

VOTING AND REVOCABILITY OF PROXIES

        It is important that your shares be voted at the Annual Meeting. Whether or not you expect to attend the meeting in person, please complete, sign, date, and return the enclosed proxy card in the accompanying envelope so that your shares will be represented. The envelope is addressed to our transfer agent and requires no postage. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you receive more than one proxy card because you have multiple accounts, you should sign and return all proxies received, or submit all proxies by telephone or by Internet, to be sure all of your shares are voted.

        On each matter subject to a vote at the Annual Meeting and any adjournment or postponement of the meeting, each record holder of shares of common stock will be entitled to one vote per share. With respect to the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors. With respect to the ratification of the selection of McGladrey & Pullen, LLP as our independent auditor for 2008, and the approval of the InfoLogix, Inc. 2008 Employee Stock Purchase Plan, assuming a quorum is present, the proposal will be approved if a majority of the shares present in person or by proxy and casting a vote on the proposal vote "FOR" the proposal. If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count toward the establishment of a quorum. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called "broker non-votes") are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

        You may vote your shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, whether by completing and returning a proxy card or by submitting your instructions by telephone or through the Internet, but do not provide instructions as to how to vote your shares, your proxy will be voted "FOR" the election of each of the nominees for director, "FOR" the ratification of McGladrey & Pullen, LLP as our independent auditor for 2008, and "FOR" the approval of the InfoLogix, Inc. 2008 Employee Stock Purchase Plan. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing an instrument revoking it with our secretary or a duly executed proxy bearing a later date. You also may revoke your proxy by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy.

        Some banks, brokers, and other nominee record holders might be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you request one by writing or calling us as follows: InfoLogix, Inc., Attention, Investor Relations, 101 E. County Line Road, Suite 210, Hatboro, PA 19040; or by calling 215-604-0691. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

        We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to stockholders. In addition to solicitation by mail, certain directors, officers, and employees of InfoLogix and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE—
ELECTION OF DIRECTORS

        Our bylaws require our Board of Directors to consist of no less than three directors and vest our Board of Directors with the power to increase or decrease the number of directors serving at any time. Our Board of Directors has fixed the number of directors serving on our Board of Directors at nine. Our Board of Directors has nominated David T. Gulian, Wayne D. Hoch, Richard D. Hodge, Thomas C. Lynch, Thomas O. Miller, Warren V. Musser, Jake Steinfeld, Richard A. Vermeil, and Craig A. Wilensky whose terms will expire at the 2009 Annual Meeting, and when their respective successors have been duly elected and have qualified.

        If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy have discretionary authority to vote for a substitute or substitutes, unless our Board of Directors reduces the number of directors to be elected.

        Nominations for election to the office of director at any annual or special meeting of stockholders are made by our Board of Directors. If the number of persons properly nominated is fewer than the number of persons to be elected to the office of director at the meeting, nominations for the director positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of directors.

Nominees for Director

        Set forth below is biographical information concerning the persons nominated for election as directors of InfoLogix, Inc.:

        David T. Gulian, 43, co-founded InfoLogix in 2001 and serves as our President and Chief Executive Officer. Mr. Gulian has served as a member of our Board of Directors since November 2006 and as a member of the Board of Directors of InfoLogix Systems Corporation since 2001. Mr. Gulian has over 20 years of industry experience with leading information technology and enterprise mobility firms. Mr. Gulian founded, and from 1996 to 2001 served as President of, Prologix, a provider of mobility systems and wireless platforms. Prologix merged with Datavision in 1999. Prior to Prologix, Mr. Gulian was the Vice President of RF Mobile Solutions from 1994 to 1996. He earned a Bachelor of Science degree in Information Systems from the Rochester Institute of Technology.

        Wayne D. Hoch, 52, joined our Board of Directors in November 2006 and is Chairman of our Audit Committee. Mr. Hoch has over 25 years of domestic and international financial management experience focusing on such areas as U.S. and international accounting standards, financial controls, risk management, internal audit, taxation, financial analysis, and mergers and acquisitions. From 1995 to 2006, Mr. Hoch was Executive Vice President and Chief Financial Officer of GMAC Commercial Holding Corp, now known as Capmark Financial Group, a global commercial real estate financial services firm specializing in lending, mortgage banking, investment and funds management, and servicing. As one of the original members of GMAC Commercial's executive team, he served as a member of the firm's Board of Directors, its Executive Committee and as co-chair of its Enterprise Risk Management Committee. From 1986 to 1995, Mr. Hoch held various senior level corporate accounting and financial management positions at GMAC Residential Mortgage. Prior to joining GMAC Residential Mortgage, he spent seven years (1979-1986) at AmSouth Mortgage Company holding positions in corporate accounting, information technology and internal audit. Director of Epitome Systems, Inc. and CeeLite, Inc.

        Richard D. Hodge, 43, co-founded InfoLogix in 2001, and serves as an Executive Vice President. Mr. Hodge has served as a member of our Board of Directors since November 2006 and as a member of the Board of Directors of InfoLogix Systems Corporation since 2001. Mr. Hodge has an extensive background in executive sales management and development focused on wireless mobility. Prior to the formation of InfoLogix, Mr. Hodge co-founded Prologix, a provider of mobility systems and wireless platforms, in 1996 and, from 1996 to 2001, served as its Executive Vice President. Prologix merged with Datavision in 1999. From 1988 to 1995, Mr. Hodge managed the Eastern sales division for Norand Corporation, a wireless mobility device manufacturer. Mr. Hodge attended Keane College with a concentration in Business Management.

        Thomas C. Lynch, 65, joined our Board of Directors in November 2006. He has served as a Senior Vice President of The Staubach Company, a real estate advisory firm, since 2001 and as managing director of The Musser Group since May 2007. From 1995 to 2000, Mr. Lynch served as a Senior Vice President for Safeguard Scientifics, Inc., a public investment firm specializing in expansion financing, management buyout, recapitalization, industry consolidation, and early-stage transactions. While at Safeguard, he served from 1998 to 2000 as President and Chief Operating Officer at CompuCom Systems, a subsidiary of Safeguard. Following a 31 year career of Naval service after graduating from the U.S. Naval Academy, he retired with the rank of Rear Admiral in 1995. Mr. Lynch's Naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the U.S. Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995. Mr. Lynch serves as a director on the following boards: Pennsylvania Eastern Technology Council, Epitome Systems, Mikros Communications, Telkonet, Sprinturf and USO World Board of Governors. He also serves as a trustee of the U.S. Naval Academy Foundation. Mr. Lynch is a former President of the Valley Forge Historical Society and a former Chairman of the Cradle of Liberty Council, Boy Scouts of America.

        Thomas O. Miller, 56, joined our Board of Directors in November 2006. He currently is a principal and owner of jTM Consulting providing management consulting services to clients in the automatic data capture, RFID, mobile computing and wireless industries. Mr. Miller was President of Intermec Technologies, a leader in automatic data capture, from 2004 to 2005 and a corporate officer in UNOVA Corporation, Intermec's parent company, from 2001 to 2006. Mr. Miller also served as Intermec's Executive Vice President, Global Sales and Marketing from 2001 to 2003 and Senior Vice President, Sales Americas and as Senior Vice President of System and Solutions from 1999 to 2001. From 1982 to 1999, he served in various positions with Norand Corporation including President and Senior Vice President of Sales, Marketing and Operations, helping in the development of Norand's point-of-sale, wireless and direct story delivery automation businesses and in its 1997 sale to Western Atlas Corporation. In other activities, Mr. Miller is currently a member of the Board of Directors of Socket Mobility, Inc. He also was Chairman of the Automatic Industry Mobility (AIM) industry association from 2002 to 2006. From 1996 to 2001, Mr. Miller was a member of the Board of Directors of Eagle Point Software, a NASDAQ listed architecture, civil engineering, and landscaping software company.

        Warren V. "Pete" Musser, 81, joined InfoLogix as the Chairman of our Board of Directors in November 2006. Mr. Musser is the founder and CEO of The Musser Group LLC, a strategy consulting firm based in Wayne, Pennsylvania which he started in 2001. Mr. Musser is the founder and former CEO and Chairman of Safeguard Scientifics, Inc., a company that builds value in high-growth, revenue-stage information technology and life sciences businesses. He was a founding investor of QVC, Novell, CompuCom Systems, Cambridge Technology Partners, and Internet Capital Group, among other companies. Mr. Musser currently serves on the Board of Directors of Nutrisystems, Inc., Internet Capital Group, Inc., Health Benefits Direct Corporation and Health Advocate, and serves as Chairman of Telkonet, Inc. and Epitome Systems, Inc. Mr. Musser serves on a variety of civic and charitable boards, including as Co-Chairman of the Eastern Technology Council, Chairman of Economics PA and Vice Chairman of the National Center for the American Revolution.

        Jake Steinfeld, 50, joined our Board of Directors in November 2006. Since 1983, Mr. Steinfeld has served as the Chairman of Body by Jake Global LLC. He is the founder of FiT TV, the first 24-hour fitness television network, which was sold to News Corporation in 1998, and, in 2006, founded Exercise

TV, the first on-demand fitness television network in partnership with Comcast, Time Warner, and New Balance. Mr. Steinfeld is the Chairman of the California Governor's Council on Physical Fitness and Sports. He is also the founder of Major League Lacrosse (MLL), the first professional outdoor lacrosse league, and the "Don't Quit! Foundation," a non-profit organization that places fitness centers in inner-city middle schools across the country.

        Richard A. Vermeil, 71, joined our board of directors in November 2006. He is the former head coach of the Kansas City Chiefs (2001-2005), St. Louis Rams (1997-1999) and Philadelphia Eagles (1976-1982) of the National Football League (NFL). Mr. Vermeil coached the St. Louis Rams to a victory in Super Bowl XXXIV, is one of just four coaches in NFL history to lead two different teams to the Super Bowl and has twice been named NFL Coach of the Year. He also served as an assistant coach of the Los Angeles Rams from 1969 to 1974 and as the head coach of UCLA from 1974 to 1975. His 1975 UCLA team won the 1976 Rose Bowl. Mr. Vermeil is the only head coach to have won both the Rose Bowl and the Super Bowl. From 1982 to 1997, Mr. Vermeil was a television broadcaster for CBS and ABC. He also is a motivational speaker.

        Craig A. Wilensky, 44, co-founded InfoLogix in 2001 and currently serves as an Executive Vice President. Mr. Wilensky has served as a member of our Board of Directors since November 2006 and as a member of the Board of Directors of InfoLogix Systems Corporation since 2001. Mr. Wilensky co-founded Prologix, a provider of mobility systems and wireless platforms, in 1996 and, from 1996 to 2001, served as its Executive Vice President. Prologix merged with Datavision in 1999. From 1990 to 1996, Mr. Wilensky led the efforts of developing new markets for Intermec and Norand Corporation, a pioneer in developing wireless data networks and handheld computers. Mr. Wilensky started his career in engineering and sales at Prime Computer/Computervision in 1986. Mr. Wilensky has a Bachelors Degree in Computer Science from Marist College, Poughkeepsie, NY.

Executive Officers

        Set forth below is biographical information concerning the non-director executive officers of InfoLogix, Inc.:

        John A. Roberts, 49, has served as our Chief Financial Officer since September 2006 and our Secretary since November 2006. Mr. Roberts served as Acting Chief Financial Officer and Secretary of Clarient, Inc., a publicly-traded provider of diagnostic laboratory services, from February 2006 until August 2006. Mr. Roberts served as Chief Financial Officer and Secretary of Daou Systems, Inc., a publicly-traded professional services consulting business specializing in healthcare information technology, from 2003 to 2006. From 2001 to 2002, Mr. Roberts served as the Vice President of Business Development for MEDecision, Inc., a software products company providing medical management solutions for managed care organizations. From 1999 to 2001, Mr. Roberts held the position of Senior Vice President of Corporate Development and Chief Financial Officer for HealthOnline, Inc., a provider of web-based community hosting services. Mr. Roberts earned a Bachelor of Science and a Master's degree in Business Administration from the University of Maine.

        Eric N. Rubino, 49, has served as our Chief Operating Officer since November 2007. Before joining the Company, Mr. Rubino served as the Chief Operating Officer of Neoware, a publicly-traded provider of thin client computing devices, software and services, where he was responsible for overseeing operations, customer service, engineering, information technology, administration and human resources from 2002 to September 2007. Before joining Neoware, Mr. Rubino worked for SAP Americas, a subsidiary of business software company SAP AG, from 1991 to 2002 and served as its Senior Vice President, General Counsel and Corporate Secretary from1995 to 1999 and Chief Operating Officer from 1999 to 2002. Mr. Rubino earned a Bachelor of Science in Marketing from Rider University, a Master's degree in Business Administration from St. Joseph's University, and a Juris Doctor from Widener University School of Law.

        Gerald E. Bartley, 65, has served as the Executive Vice President and Managing Director of our HIA Consulting group since September 2007. Mr. Bartley served as President and Chief Executive Officer of Healthcare Informatics Associates, Inc., a specialized healthcare consulting business, from 1996 to September 2007. Before joining Healthcare Informatics Associates, Inc. Mr. Bartley served as Vice President for BRC Healthcare, a hospital IT outsourcing firm from 1994 to 1996. In addition, Mr. Bartley served in various management capacities for the Healthcare Division of Alltel/TDS Healthcare Systems, an HIS software and outsourcing corporation, from 1982 to 1994, Mr. Bartley served a Chief Information Officer of Washoe Medical Center, Reno Nevada and Kettering Medical Center, Kettering, Ohio. Mr. Bartley earned his Medical Technology degree and was a pre-med student for Veterinary Medicine.

Principal Stockholders and Security Ownership of Management

        The following table shows the beneficial ownership of InfoLogix common stock for each of our executive officers and directors, each person known to us to beneficially own more than 5% of our common stock and all directors and executive officers as a group as of April 24, 2008.

Name	Shares Beneficially Owned(1)(2)	% (3)
David T. Gulian(4)	2,638,946	10.4%
Richard D. Hodge(5)	2,446,799	9.7%
Craig A. Wilensky(6)	2,444,799	9.7%
IL Venture Capital(7)	2,003,333	8.0%
Warren V. Musser LLC(8)	1,995,000	7.8%
Gerald E. Bartley(9)	1,391,841	5.4%
Leviticus Partners, L.P.(10)	1,347,420	5.4%
Wayne D. Hoch(11)	116,667	*
Jake Steinfeld(12)	91,667	*
John A. Roberts(13)	75,000	*
Thomas C. Lynch(14)	66,667	*
Richard A. Vermeil(15)	66,667	*
Thomas O. Miller(16)	41,667
Eric N. Rubino	0	*
All directors and executive officers as a group (consists of 12 persons)(17)	11,375,720	41.7%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
The numbers of shares set forth in this column are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of April 24, 2008.

(2)
Unless otherwise indicated, each director, executive officer or beneficial owner of 5% or more of our common stock has sole voting and investment power with respect to all such shares of common stock.

(3)
Based on 24,941,256 shares of common stock outstanding as of April 24, 2008.

(4)
Includes 2,282,696 shares owned by Mr. Gulian directly, 75,000 shares subject to options exercisable within 60 days of April 24, 2008 and 281,250 shares that may be acquired upon the exercise of a warrant held directly by Mr. Gulian.

(5)
Includes 2,231,174 shares owned by Mr. Hodge directly, 75,000 shares subject to options exercisable within 60 days of April 24, 2008, and 140,625 shares that may be acquired upon the exercise of a warrant held directly by Mr. Hodge.

(6)
Includes 2,229,174 shares owned by Mr. Wilensky directly, 75,000 shares subject to options exercisable within 60 days of April 24, 2008, and 140,625 shares that may be acquired upon the exercise of a warrant held directly by Mr. Wilensky.

(7)
The address of IL Venture Capital, LLC is 1201 North Orange Street, Suite 731, Wilmington, Delaware 19801.

(8)
Includes 1,303,333 shares owned by Mr. Musser directly, 600,000 shares that may be acquired upon the exercise of a warrant held directly by Mr. Musser, 41,667 shares subject to options exercisable within 60 days of April 24, 2008, and 50,000 shares owned by The Musser Foundation. Mr. Musser is the President and Treasurer of The Musser Foundation.

(9)
Includes 377,739 shares owned by Mr. Bartley directly, 377,739 shares owned by Mr. Bartley's spouse and 636,363 shares that may be acquired upon the conversion of a Convertible Subordinated Promissory Note dated September 30, 2007.

(10)
AMH Equity LLC is the general partner of Leviticus Partners, L.P. The address of Leviticus Partners, L.P. is The Lincoln Building, 60 East 42nd Street, Suite 901, New York, NY 10165.

(11)
Includes 75,000 shares owned by Mr. Hoch directly and 41,667 shares subject to options exercisable within 60 days of April 24, 2008.

(12)
Includes 41,667 shares subject to options exercisable within 60 days of April 24, 2008 that are owned directly by Mr. Steinfeld and 50,000 shares owned by the Jake Steinfeld Delta Trust. Jake Steinfeld is the Trustee of Jake Steinfeld Delta Trust and, therefore, may be deemed to have voting and dispositive power over all of the shares held by Jake Steinfeld Delta Trust.

(13)
Includes 75,000 shares subject to options exercisable within 60 days of April 24, 2008.

(14)
Includes 25,000 shares owned by Mr. Lynch directly and 41,667 shares subject to options exercisable within 60 days of April 24, 2008.

(15)
Includes 25,000 shares owned by Mr. Vermeil directly and 41,667 shares subject to options exercisable within 60 days of April 24, 2008.

(16)
Includes 41,667 shares subject to options exercisable within 60 days of April 24, 2008.

(17)
Includes 1,712,502 shares that may be acquired upon the exercise of options and warrants and 636,363 shares that may be acquired upon the conversion of a convertible subordinated promissory note. The shares that may be acquired upon the exercise of options and warrants and the conversion of the convertible subordinated promissory note are included in the numerator and the denominator for the purpose of calculating the percentage of shares of common stock beneficially owned by the group.

Required Vote

        With respect to the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the Annual Meeting will be elected directors. If you mark your proxy as "Withhold Authority" in the election of any of the directors, or if you give specific instructions that no vote be cast in the election of any of the directors, the shares represented by your proxy will not be voted in the election of such director(s), but will count toward the establishment of a quorum. Under the terms of the account agreement between you and your broker, your broker may be permitted to vote your shares on the election of directors even if you do not instruct your broker how to vote.

Board Recommendation

        Our Board of Directors recommends that stockholders vote FOR the election of each of the nine nominees for director.

PROPOSAL TWO—
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee of our Board of Directors has selected McGladrey & Pullen, LLP as our independent auditor for 2008. McGladrey & Pullen is a registered independent public accounting firm. A representative of McGladrey & Pullen is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if the representative so desires.

        Although stockholder ratification of our selection of McGladrey & Pullen as our independent auditor is not required by our by-laws or otherwise, our Board is submitting the selection of McGladrey & Pullen to our stockholders for ratification as a matter of good corporate practice. Despite ratification, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of InfoLogix.

Required Vote

        Assuming a quorum is present, the ratification of the election of McGladrey & Pullen as our independent auditor for 2008 requires the affirmative vote of a majority of the shares present in person or by proxy and casting a vote on this proposal vote "FOR" the proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast, but will count toward the establishment of a quorum.

Board Recommendation

        The Audit Committee of our Board of Directors recommends that stockholders vote FOR the ratification of InfoLogix's selection of McGladrey & Pullen, LLP to perform the audit of our financial statements for 2008.

PROPOSAL THREE—
APPROVAL OF INFOLOGIX, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN

        On March 5, 2008, our Board of Directors adopted the InfoLogix, Inc. 2008 Employee Stock Purchase Plan, which we refer to as the 2008 Plan. The 2008 Plan is designed to provide our employees with an opportunity to purchase shares of our common stock through payroll deductions and enables us to retain and attract qualified employees by providing additional incentives through increased share ownership.

        The 2008 Plan is an important element of our employees' compensation and helps align the interest of our employees with our stockholders. The purpose of the 2008 Plan is to furnish our employees an incentive to advance the best interests of the Company by providing a way for employees to purchase shares at a favorable price and on favorable terms. In our opinion, the 2008 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The 2008 Plan is designed to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code, or the Code. The 2008 Plan provides for the issuance, upon purchase by participating employees, of up to an aggregate of 1,000,000 shares of our common stock (subject to adjustment in the event of stock splits and certain other corporate events, as described below under "Adjustment to Shares"). These shares may be unissued or reacquired shares held as treasury shares for purposes of the 2008 Plan. The 2008 Plan can be terminated as described under "Amendment or Termination of the 2008 Plan." Any shares that are not subject to purchase upon the termination of the 2008 Plan will cease to be subject to the 2008 Plan.

        This section summarizes the material terms of the 2008 Plan. The full text of the 2008 Plan is set forth in Appendix A to this Proxy Statement and this summary is qualified in its entirety by reference to the full text of the 2008 Plan.

Administration of the 2008 Plan

        Under the terms of the 2008 Plan, the 2008 Plan will be administered by our Board of Directors or a committee appointed by the Board. The Board or its committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2008 Plan, determine eligibility and decide claims under the 2008 Plan.

Eligibility for Participation

        Any individual who becomes an employee of the Company is eligible to participate in the 2008 Plan with respect to offering periods that commence after the employee's hire date. No employee has a right to purchase shares if the employee, immediately after acquiring such right, would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (with share ownership determined pursuant to the rules of Section 424(d) of the Code). The estimated number of employees eligible to participate in the 2008 Plan is 175.

Offering Periods

        The 2008 Plan has quarterly offering periods that begin on the first trading day of each calendar quarter and end on the last trading day of each calendar quarter. The Board of Directors has the discretion under the 2008 Plan to change the duration of future offering periods, provided it announces the change at least 5 days prior to the scheduled beginning of the first offering period to be affected by the change.

        In the event of a proposed sale of all or substantially all of our assets, or our merger with or into another corporation, the offering period then in effect will be shortened to a date before the effective date of the sale or merger. The Board of Directors will notify each participant, in writing, at least 10 business days prior to the new purchase date.

Employee Participation

        An eligible employee may elect to participate in the 2008 Plan for any offering period by completing a subscription agreement and designating a percentage of his or her base salary (generally, the employee's straight-time earnings and commissions) to be deducted from compensation for each payroll period and paid into the 2008 Plan for his or her account. The subscription agreement will remain in effect for future offering periods unless changed or withdrawn by the participant.

        A participant's payroll deductions may not exceed 10% of the participant's base salary and commissions. The maximum amount of shares that may be purchased under the 2008 Plan in any calendar year is $25,000 worth of shares (determined at the fair market value of shares on the first day of an offering period).

        Participation in the 2008 Plan is voluntary and depends on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, the benefits or amounts that will be received with respect to future purchases under the 2008 Plan are not determinable. For the same reasons and because this is the first time a plan of this nature has been adopted by the Company, we cannot determine what benefits or amounts would have been received if the 2008 Plan had been in place during the last completed fiscal year.

Purchase Price and Shares Purchased

        The aggregate payroll deductions credited to the participant's account will be used to purchase shares on the last day of the offering period. The purchase price per share to be paid by each participant for each purchase of shares is an amount equal to 85% of the fair market value of the shares on the first day of the offering period or the last day of the offering period, whichever is lower. The fair market value of the shares will be the closing price of the shares as quoted on the NASDAQ Capital Market or such other securities exchange on which the shares may be primarily traded in the future, as reported in The Wall Street Journal or other source that the Board of Directors deems reliable.

        No fractional shares may be purchased under the 2008 Plan. Any fractional Share balance remaining in a participant's account after payment of the purchase price for shares will be used to purchase shares in the next offering period. If the balance remaining in the participant's account after the purchase of shares is in excess of a fractional share amount, the balance will be returned to the participant. All payroll authorizations are made in whole percentages. A participant does not have any rights or privileges of a stockholder of the Company for any shares subject to the 2008 Plan until the shares have been purchased and registered in the name of the participant.

Changes in and Withdrawal of Payroll Deductions

        A participant may withdraw from the 2008 Plan at any time by giving us notice. If a participant withdraws from the 2008 Plan, the participant's deductions are returned and the participant's subscription agreement is automatically terminated. The participant can elect to participate in future offering periods by completing a new subscription agreement during the enrollment period for that offering period.

        A participant may also increase or decrease his or her rate of payroll deductions during any offering period by completing a new subscription agreement.

Termination of Employment

        Upon termination of a participant's employment, the participant is deemed to have withdrawn from the 2008 Plan and the amount of payroll deductions credited to the participant's account that have not been used to purchase shares are returned to the participant (or the participant's beneficiary, in the case of death).

Adjustment to Shares

        Whenever any change is made in the shares, by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of shares, or any other similar change in corporate structure, the Board of Directors will take appropriate action to adjust the number of shares remaining for issuance under the 2008 Plan, as well as the number of shares each participant may purchase per offering period, the price per Share, and the number of shares covered by outstanding options for which the purchase date has not yet occurred.

Amendment or Termination of the 2008 Plan

        The Board of Directors in its discretion may terminate or amend the 2008 Plan at any time and for any reason. Termination of the 2008 Plan will not affect any offering period then in effect, unless the Board determines that the termination of the offering period is in the best interests of the Company and our stockholders. We will obtain stockholder approval of 2008 Plan amendments to the extent necessary to comply with Code Section 423 or other applicable law, regulation or stock exchange rule.

        The 2008 Plan will automatically terminate ten years after its effective date, unless terminated earlier by the Board of Directors.

Use of Funds

        All funds received or held by us under the 2008 Plan will be included in our general funds free of any trust, segregation or other restriction, and may be used for any corporate purpose. No interest will be paid or allowed on any money paid into the 2008 Plan or credited to the account of a participant.

Transferability

        Neither payroll deductions credited to a participant's account nor any rights to acquire shares under the 2008 Plan may be assigned or transferred other than by will or the laws of descent and distribution.

Tax Consequences

        The 2008 Plan has been designed to qualify for special tax treatment under Section 423 of the Code. Under Code Section 423, a participant does not recognize taxable income until the shares acquired under the 2008 Plan are sold or otherwise transferred. If the shares are sold or otherwise transferred at least two years after the first day of the offering period in which they were acquired, then the participant will recognize ordinary taxable income equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over an amount equal to what the purchase price would have been if it had been computed as of the first day of the offering period (i.e., the discount element on the first day of the offering period), or (ii) the amount of gain realized on the sale. Any additional gain or loss on the sale or transfer will be treated as a long-term capital gain or loss.

        If the shares are sold or transferred before the expiration of the holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, even if no gain is realized on the sale, or the gain realized on the sale is less than this amount. The balance of any gain or loss will be treated as a short-term capital gain or loss if the shares have been held less than 12 months and a long-term capital gain or loss if the shares were held at least 12 months prior to the disposition.

        There are no federal income tax consequences to the Company at the offering or purchase date of the shares. However, if a participant disposes of shares acquired under the 2008 Plan before the expiration of the holding period described above, generally we will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the participant.

Required Vote

        Assuming a quorum is present, the proposal to approve the InfoLogix, Inc. 2008 Employee Stock Purchase Plan will be approved if a majority of the shares present in person or by proxy and casting a vote on this proposal vote "FOR" the proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.

Board Recommendation

        Our Board of Directors recommends that stockholders vote FOR the approval of the InfoLogix, Inc. 2008 Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

Executive Compensation

Summary Compensation Table—2007 and 2006

        The following table shows information concerning the compensation recorded by the Company for the most recent two fiscal years paid to our Chief Executive Officer and our two other most highly compensated executive officers.

Name and Principal Position	Year	Salary($)	Bonus($)	Option Awards($)(1)	All Other Compensation($)	Total($)
David T. Gulian(2) President and Chief Executive Officer	2007 2006	340,266 440,029	147,000 160,231	99,225 1,110,769	34,779 33,140	621,270 1,744,169
Richard D. Hodge(3) Executive Vice President	2007 2006	298,408 424,814	120,000 116,923	99,225 559,519	36,999 34,640	554,632 1,135,896
Craig A. Wilensky(4) Executive Vice President	2007 2006	302,722 360,368	120,000 116,923	99,225 559,519	36,183 34,544	558,130 1,071,354

(1)
The amounts shown in the Option Awards column represent the dollar amounts recognized in 2007 for financial statement reporting purposes in connection with options and warrants awarded to Messrs. Gulian, Hodge and Wilensky, as computed in accordance with Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" ("FAS 123(R)"). For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R) see Note R, "Stock-Based Compensation Expense" to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)
The amounts reported for Mr. Gulian in the Salary column represent base salary and commissions, respectively, paid by the Company of $335,239 and $104,790 in 2006, and $335,000 and $5,266 in 2007. The amounts reported for Mr. Gulian in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by the Company of $17,395, $2,245 and $13,500 in 2006, and $14,238, $2,541 and $18,000 in 2007.

(3)
The amounts reported for Mr. Hodge in the Salary column represent base salary and commissions, respectively, paid by the Company of $298,123 and $126,691 in 2006, and $295,000 and $7,722 in 2007. The amounts reported for Mr. Hodge in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by the Company of $17,275, $3,865 and $13,500 in 2006, and $14,238, $4,545 and $18,000 in 2007.

(4)
The amounts reported for Mr. Wilensky in the Salary column represent base salary and commissions, respectively, paid by the Company of $298,123 and $62,245 in 2006, and $295,000 and $3,408 in 2007. The amounts reported for Mr. Wilensky in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by the Company of $17,395, $3,649 and $13,500 in 2006, and $14,238, $3,945 and $18,000 in 2007.

Employment Agreements

        David T. Gulian.    We entered into an employment agreement with David T. Gulian, as our President and Chief Executive Officer, in July 2006. Under this agreement, Mr. Gulian agreed to continue acting as our President and Chief Executive Officer, under the supervision of our Board of Directors, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Board of Directors. The term of Mr. Gulian's employment continues until December 31, 2008, unless terminated earlier. As compensation for his services pursuant to the employment agreement, we pay Mr. Gulian a base salary equal to $335,000 per year, or at such higher annual rate as our Board of Directors shall determine in its sole discretion. In addition, Mr. Gulian is entitled to receive an annual bonus of a minimum of $147,000 for fiscal years ending December 31, 2006 and 2007 (with the incentive compensation for the fiscal year ending December 31, 2008 to be set by our board of directors), based upon our achievement of certain revenue and EBITDA/Net Income targets. The Compensation Committee did not set targets for the fiscal year ending December 31, 2007 and the bonus was paid monthly in accordance with the Company's normal payroll procedures. Under his employment agreement, Mr. Gulian received a one-time bonus of $115,000 and 750,000 warrants to purchase our common stock at an exercise price of $2.00 per share as a result of the consummation of the merger with New Age Translation, Inc. in 2006. Pursuant to Mr. Gulian's employment agreement, we have obtained a long-term disability insurance policy for Mr. Gulian and pay all premiums on this policy. In 2006, Mr. Gulian was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

        Richard D. Hodge.    We entered into an employment agreement with Richard D. Hodge, as an Executive Vice President, in July 2006. Under this agreement, Mr. Hodge agreed to continue acting as Executive Vice President, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by the Chief Executive Officer. The term of Mr. Hodge's employment agreement continues until December 31, 2008, unless terminated earlier. As compensation for his services pursuant to the employment agreement, we pay Mr. Hodge a salary equal to $295,000 per year. In addition, Mr. Hodge is entitled to receive an annual bonus of up to $120,000, based upon our achievement of certain revenue and EBITDA targets. The Compensation Committee did not set targets for the fiscal year ending December 31, 2007 and the bonus was paid monthly in accordance with the Company's normal payroll procedures. Mr. Hodge received a one-time bonus of $80,000 and 375,000 warrants to purchase our common stock at an exercise price of $2.00 per share as a result of the consummation of the merger with New Age Translation, Inc. in 2006. Pursuant to Mr. Hodge's employment agreement, we have agreed to obtain a long-term disability insurance policy for Mr. Hodge and pay all premiums on this policy. In 2006, Mr. Hodge was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

        Craig A. Wilensky.    We entered into an employment agreement with Craig A. Wilensky, as an Executive Vice President, in July 2006. Under this agreement, Mr. Wilensky agreed to continue acting as an Executive Vice President, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by the Chief Executive Officer. The term of Mr. Wilensky's employment agreement continues until December 31, 2008, unless terminated earlier. As compensation for his services pursuant to the employment agreement, we pay Mr. Wilensky a base salary equal to $295,000 per year. In addition, Mr. Wilensky is entitled to receive an annual bonus of up to $120,000, based upon our achievement of certain revenue and EBITDA targets. The Compensation Committee did not set targets for the fiscal year ending December 31, 2007 and the bonus was paid monthly in accordance with the Company's normal payroll procedures. Mr. Wilensky received a one-time bonus of $80,000 and 375,000 warrants to purchase our common stock at an exercise price of $2.00 per share as a result of the consummation of the merger with New Age Translation, Inc. in 2006. Pursuant to Mr. Wilensky's employment agreement, we have agreed to obtain a long-term disability insurance policy for Mr. Wilensky and pay all premiums on this policy. In 2006, Mr. Wilensky was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

Equity Plans—2007 Outstanding Equity Awards at Fiscal Year End

        The following table shows information concerning outstanding equity awards at December 31, 2007 made by InfoLogix to our Chief Executive Officer and our two other most highly compensated officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price($)	Option Expiration Date
David T. Gulian	75,000 203,125	225,000 546,875	(1) (2)	2.00 2.00	11/29/2016 11/29/2011
Richard D. Hodge	75,000 101,563	225,000 273,437	(1) (3)	2.00 2.00	11/29/2016 11/29/2011
Craig A. Wilensky	75,000 101,563	225,000 273,437	(1) (3)	2.00 2.00	11/29/2016 11/29/2011

(1)
Represents options vesting in equal annual installments over three years on November 29 of each year beginning on November 29, 2008.

(2)
Represents warrants vesting 25% on November 29, 2007 and 15,625 shares monthly thereafter until all shares are fully vested.

(3)
Represents warrants vesting 25% on November 29, 2007 and 7,812.5 shares monthly thereafter until all shares are fully vested.

Potential Payments Upon Termination or Change of Control

        Following is a summary of the arrangements that provide for payment to our Chief Executive Officer and our two other most highly compensated executive officers, following or in connection with any termination, including resignation, severance, retirement or constructive termination or in connection with a change of control.

  David T. Gulian, Richard D. Hodge, and Craig A. Wilensky

        Termination by Us for Disability or Other than for Cause.    If we terminate the employment agreement of David T. Gulian, Richard D. Hodge, or Craig A. Wilensky (each, an "Executive") for a reason other than for "Cause," which is defined to include, among other things, an act of fraud or misappropriation relating to or involving the Company, violation of a direction of the Company or any material violation of any rule, regulation, policy or plan established by us if such violation is not remedied by the Executive within 30 days of Executive's receipt of notice from us, a willful and deliberate material violation of Executive's employment agreement that is not remedied by the Executive within 15 days of Executive's receipt of notice from us, disclosure or use of our confidential information other than in connection with the performance of Executive's duties under the employment agreement, indictment or conviction for a crime constituting a felony, and the abuse of alcohol or any unlawful controlled substance that interferes materially with the performance of the Executive's duties, or if an Executive becomes disabled and we terminate Executive's employment, and provided that Executive signs a full release agreement in favor of the Company, then:

  •
  we will pay to him his monthly base salary for a period of 12 months following termination plus all earned and unpaid commissions and bonuses; and

  •
  he will continue to receive medical benefits to the extent then in effect, until the earlier of (i) one year following the termination date or (ii) upon receipt by Executive of comparable benefits from another source;

  •
  in the case of termination other than Cause, any stock options will remain exercisable until the earlier of 3 months following the termination date or the scheduled expiration date; and

  •
  in the case of termination after a disability, any stock options will remain exercisable until the earlier of one year following termination or the scheduled expiration date.

        Assuming each Executive's employment was terminated without cause or in connection with a disability on December 31, 2007, such payments and benefits would have had an estimated value of:

	Salary($)	Bonus($)	Other($)(1)
David T. Gulian	$335,000	$0	$23,730
Richard D. Hodge	$295,000	$0	$23,730
Craig A. Wilensky	$295,000	$0	$23,730

    (1)
    Consists of medical benefits for one year after the assumed December 31, 2007 termination date.

        Termination by Us for Cause.    If we terminate Mr. Gulian's employment for Cause, then we will pay to him all earned but unpaid amounts under the employment agreement through the date of termination. If we terminate either Messrs. Hodge or Wilensky for Cause and they sign a full release in favor of the Company, we will pay to them their monthly base salary for a period of six months following termination plus all earned and unpaid commissions and bonuses and they will continue to receive medical benefits to the extent then in effect, until the earlier of (i) one year following the termination date or (ii) upon receipt by Executive of comparable benefits from another source. Assuming each Executive's employment was terminated for Cause on December 31, 2007, such payments and benefits would have an estimated value of:

	Salary($)	Bonus($)	Other($)(1)
David T. Gulian	$0	$0	$0
Richard D. Hodge	$147,500	$0	$23,730
Craig A. Wilensky	$147,500	$0	$23,730

    (1)
    Consists of medical benefits for one year after the assumed December 31, 2007 termination date.

        Death.    If the Executive dies during the term of his employment agreement, then:

  •
  we will pay to him all earned but unpaid amounts under the employment agreement; and

  •
  any stock options will remain exercisable until the earlier of (i) one year after the death of the Executive or (ii) the scheduled expiration date of the share option.

2007 Director Compensation

        The Chairman of our Board of Directors and the Chairman of our Audit Committee each receive an annual retainer of $30,000, and each other non-employee director receives an annual retainer of $20,000. Each director who is not an officer of the Company received $1,000 per Board of Directors or committee meeting in which the director participated. Upon first becoming a director, each non-employee director received a grant of an option to purchase 50,000 shares. Fifty percent of the options vested on the six month anniversary of the date of grant. The remaining 50% vest pro rata over the next 18 month period.

        The following table summarizes the fees and other compensation earned by our directors for their service on our board of directors and any committees of the board of directors during 2007.

Name	Fees Earned or Paid in Cash($)	Option Awards (1)($)	Total($)
Warren V. Musser	37,250	42,671	79,921
Wayne D. Hoch	45,250	42,671	87,921
Thomas C. Lynch	34,250	42,671	76,921
Thomas O. Miller	36,250	42,671	79,883
Jake Steinfeld	27,250	42,671	69,921
Richard A. Vermeil	27,250	42,671	69,921

    (1)
    The amounts reported in the Stock Awards column represent the dollar amounts recognized in 2007 for financial statement reporting purposes, as computed in accordance with FAS 123(R). For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R), see Note O, "Stock-Based Compensation Expense", to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The following table sets forth the aggregate number of options held by each InfoLogix director as of December 31, 2007:

Name	Exercisable Options
Warren V. Musser	50,000	(a)
Wayne D. Hoch	50,000
Thomas C. Lynch	50,000
Thomas O. Miller	50,000
Jake Steinfeld	50,000
Richard A. Vermeil	50,000

    (a)
    Does not include 600,000 shares that may be obtained upon exercise of a warrant granted to Mr. Musser at an exercise price of $2.00 per share.

Equity Compensation Plans

        The following table summarizes our equity compensation plans as of December 31, 2007:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by stockholders	2,639,250		$2.16	1,220,750
Equity compensation plans not approved by stockholders	2,650,000	(2)	$2.00	—

Total	5,289,250		$2.08	1,220,750

(1)
Does not include shares reflected in the column entitled "Number of shares to be issued upon exercise of outstanding options, warrants and rights."

(2)
Represents shares issuable upon exercise of warrants at an exercise price of $2.00 per share.

Board Matters

        Our Board of Directors has standing Compensation, Audit, and Nominating and Governance Committees.

  Compensation Committee

        The Compensation Committee is comprised of Thomas O. Miller (Chairman), Wayne D. Hoch, Jake Steinfeld, and Richard A. Vermeil. The principal duties of the Compensation Committee under its charter are to review and approve goals and objectives relevant to the compensation and benefits of our Chief Executive Officer, to recommend to the independent directors the annual and long term compensation of our Chief Executive Officer in accordance with those goals and objectives and in light of existing agreements, to review, approve and recommend to the independent directors the annual compensation for all executive officers, to make recommendations to our Board of Directors regarding incentive compensation and stock incentive plans, and to administer our stock incentive plans. The Compensation Committee may form, and delegate all or any portion of its functions to, a subcommittee consisting of one or more of its members.

        The Compensation Committee met two times during 2007. Meeting agendas are set by the Chairman. Base salaries for the Chief Executive Officer and the other executive officers are set annually by the Compensation Committee and the Board of Directors, typically in March of each year after the Company's financial results are known. In determining whether to recommend to the independent directors for approval merit based increases to the base salaries of the Chief Executive Officer and the other executive officers, the Compensation Committee considers the Company's overall performance compared to the Company's stated strategic plan, including objective performance criteria such as the levels of net income, EBITDA and revenues achieved by the Company from year to year and over longer time periods. In accordance with our statement on corporate governance, the Compensation Committee also considers the following criteria when evaluating the performance of our Chief Executive Officer for potential merit based salary increases and other compensation awards: (i) the creation of a Company vision and strategy; (ii) the execution of the vision and strategy; (iii) the development of sound long term and annual business plans in support of the approved strategy; (iv) maintenance of consistent values and exemplary conduct; and (v) the development, retention and motivation of an effective executive management team and succession plans for the executive management team.

        The Compensation Committee considers the recommendations of our Chief Executive Officer in establishing compensation for other executive officers and invited our Chief Executive Officer to participate in its meetings to discuss the compensation of our other executive officers. When considering whether to award stock options to the Chief Executive Officer and other executive officers, and the size of any such award, the Compensation Committee considers previous equity awards made to the Chief Executive Officer and other executive officers, the size of their equity interest in the Company, their job duties and responsibilities, and the overall contribution made to the Company. The Compensation Committee also considers conditions in the market for executive talent in which it competes when determining the size of any option award to be made to a candidate for a position as an executive officer. To date, the Compensation Committee has only made grants of stock options to executive officers upon the consummation of the merger with New Age Translation, Inc. or in connection with the officer's initial hiring.

        The Compensation Committee has the exclusive authority to retain and terminate executive compensation consultants that assist in the evaluation of executive officer or director compensation. To date, the Compensation Committee has not engaged a compensation consultant to assist it in setting executive officer or director compensation.

  Audit Committee

        The Audit Committee, which is comprised of Wayne D. Hoch (Chairman), Thomas O. Miller, and Thomas C. Lynch met 11 times during 2007. The principal duties of the Audit Committee are to oversee management's conduct of our accounting and financial reporting processes, the audit of our financial statements and our compliance with applicable legal and regulatory requirements, to select and retain our independent auditors, to review with management and the independent auditors our annual financial statements and related footnotes, to review our internal audit activities, to review with the independent auditors the planned scope and results of the annual audit and their reports and recommendations, and to oversee management's maintenance of, and review with the independent auditors matters relating to, our system of internal controls.

  Nominating and Governance Committee

        The Nominating and Governance Committee, which is comprised of Thomas C. Lynch (Chairman), Wayne D. Hoch, and Richard A. Vermeil, met one time during 2007. The principal duties of the Nominating and Governance Committee are to identify individuals qualified to become directors of InfoLogix, establish criteria for director nominees, recommend director nominees and director committee appointments to our Board of Directors, develop and recommend a set of governance principles applicable to InfoLogix and oversee the evaluation of the performance of our Board of Directors.

        The Nominating and Governance Committee chooses candidates for the office of director without regard to sex, race, religion, or national origin, and its charter specifies the following factors and criteria by which a committee-recommended nominee will be evaluated: personal and professional integrity, sound judgment and forthrightness; sufficient time and energy to devote to the affairs of InfoLogix; a willingness to challenge and stimulate management and ability to work as part of a team; range of background and experience; ability to meet the independence standards of the exchange on which Infologix trades; expertise and experience relevant to our business; and whether the director or nominee for director is free from potential conflicts of interest. In addition, our statement on corporate governance specifies the following additional factors and criteria by which potential nominees will be evaluated: accounting and finance knowledge, business judgment, leadership ability, knowledge of international markets, corporate governance expertise, risk management skills and, for incumbent directors, past performance. The Nominating and Governance Committee does not solicit recommendations from stockholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess the candidates' qualifications, along with confirmation of the candidates' consent to serve as a director if elected. Such recommendations should be sent care of John A. Roberts, Secretary, 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040. In addition to considering candidates recommended by stockholders, the Nominating and Governance Committee considers potential candidates recommended by our current directors and officers, and is authorized to utilize independent search firms to assist in identifying candidates. The Nominating and Governance Committee screens all candidates in the same manner regardless of the source of the recommendation. In each case, the committee reviews a recommended candidate in light of the factors and criteria outlined above to determine whether a recommended candidate possesses the qualities and skills to serve as a director of InfoLogix and whether requesting additional information or an interview is appropriate.

  Communicating with the Board of Directors

        Stockholders wishing to communicate with our Board of Directors, the non-employee directors, or any individual InfoLogix director on a confidential basis may do so in writing addressed, as applicable, to our Board of Directors, the non-employee directors, or the individual director and sent care of John A. Roberts, Secretary, 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040. Any such communication should state the number of shares beneficially owned by the stockholders. All communication received in accordance with this policy will be forwarded by the Secretary to the Chairman of the Board for review. The Chairman of the Board will relay all such communication to the appropriate director or directors on a periodic basis unless the Chairman of the Board determines that the communication:

  •
  does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

  •
  relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

  •
  is an advertisement or other commercial solicitation or communication;

  •
  is frivolous or offensive; or

  •
  is otherwise not appropriate for delivery to directors.

        The directors or director who receives any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company's management and only in accordance with the Company's policies and procedures, applicable law and regulations relating to the disclosure of information.

  Meetings of the Board of Directors

        The Board of Directors met eight times in 2007. All of the directors attended at least 75% of Board and applicable committee meetings in 2007. All directors are encouraged to attend the Annual Meeting of Stockholders. Six directors attended the 2007 Annual Meeting of Stockholders.

Corporate Governance

        InfoLogix's statement on corporate governance, code of business conduct and ethics for directors, officers and employees and the governing charters for the Audit, Nominating and Governance, and Compensation Committees of our Board of Directors are available free of charge on our website at www.infologix.com, as well as in print to any stockholder upon request. Our Board of Directors and Nominating and Governance Committee regularly review corporate governance developments and modify these guidelines, codes, and charters as warranted. Any modifications are reflected on our website.

        More than half of the members of our Board of Directors are independent directors. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with us. Our Board of Directors has established guidelines to assist it in determining director independence. The guidelines that our Board of Directors uses to determine whether a director is independent specify that:

  1.
  A director will not be deemed independent if, within the previous five years: (i) the director was employed by us; (ii) someone in the director's immediate family was employed by us as an officer; (iii) the director was employed by or affiliated with us present or former independent auditors; (iv) someone in the director's immediate family was employed or affiliated with our present or former independent auditors as an officer, partner, principal or manager; and (v) the director or someone in her/his immediate family was employed as an executive with another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the board of directors any of our executive officers.

  2.
  The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence: (i) the director or any of his or her immediate family members accept payment (including political contributions and payments pursuant to personal services or consulting contracts) directly or indirectly from us, an affiliate of the Company, the Chairman of the Board, Chief Executive Officer or other executive officer, other than for service as a member of our Board of Directors or a committee of our Board of Directors, of less than $60,000 during the current year; and (ii) the director is a partner in, or an executive officer or a stockholder owning less than 10% of, any for profit or not for profit organization to which we made or from which we receive payments (other than those arising solely from investments in our securities) that are less than 5% of our or the organization's consolidated gross revenues or $200,000, whichever is greater, in the current year or in any of the past three years.

  3.
  For relationships not covered by the objective independence guidelines in paragraph 2 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who clearly satisfy the objective independence guidelines set forth in paragraphs 1 and 2 above.

        Our Board of Directors has determined that the following five members of our nine member Board of Directors satisfy our independence guidelines and the independence requirements set forth in the NASDAQ Marketplace Rules: Wayne D. Hoch, Thomas C. Lynch, Thomas O. Miller, Jake Steinfeld, and Richard A. Vermeil.

        All members of the Compensation Committee, Audit Committee, and Nominating and Governance Committee of our Board of Directors are independent directors. Members of the Audit Committee must also, and do, satisfy additional Securities and Exchange Commission and NASDAQ independence requirements.

Related Party Transactions

  Corrugated Service Corp., d/b/a Amtech

        In July 2006, we entered into a consulting agreement with Corrugated Service Corp. which does business as Amtech and is owned by Cosmo T. DeNicola, an officer and director of InfoLogix prior to our merger with New Age Translation, Inc., and a stockholder of the Company. The consulting agreement became effective upon consummation of the merger between InfoLogix and New Age Translation, Inc. on November 29, 2006 and continues until December 31, 2008.

        Pursuant to the consulting agreement, Amtech provides certain software development consulting services to us for our products, projects and customer deliverables. In consideration of Amtech's services, we pay Amtech a monthly fee equal to $15,500 per month for calendar year 2007 and $16,500 per month for calendar year 2008. In 2006 and 2007, we paid Amtech approximately $116,000 and $186,000, respectively, for services provided under the consulting agreement.

  Futura Services, Inc.

        In July 2006, we entered into a services agreement with Futura Services, Inc., which is owned by the wife of Cosmo T. DeNicola, an officer and director of InfoLogix prior to our merger with New Age Translation, Inc., and a stockholder of the Company. The agreement was amended in August 2007. The services agreement grants Futura the exclusive right to provide certain outsourcing services and functions to support certain equipment that is used in our business until the earlier of the termination of the agreement or the fulfillment by Futura of purchase orders in the amount of $1,500,000 for any calendar year during the term of the agreement, after which point, we may use other providers to perform the services for the balance of such calendar year. In consideration of the services provided by Futura, we pay Futura either a fixed fee or a fee based on a percentage of the revenue generated by the equipment for which Futura is providing support services. The type of fee (fixed or percentage) depends on the equipment for which Futura is providing its services. Fees based on a percentage of revenue typically range from 40% to 55% of revenue collected by the Company from such equipment. In 2006 and 2007, we paid Futura approximately $1.6 million and $2.8 million, respectively, for services provided under this agreement.

        Futura's liability for damages is limited to the aggregate compensation actually received by Futura under any applicable purchase order, except in the event of any liability arising from a breach of Futura's confidentiality obligations, Futura's gross negligence or willful misconduct or to the extent contrary to the laws of any applicable jurisdiction.

        The term of the services agreement commenced upon the consummation of our merger with New Age Translation, Inc. on November 29, 2006 and will continue until December 31, 2011, unless terminated earlier. The agreement may be terminated (i) by either party if the other party breaches the agreement and fails to cure such breach within 60 days of receipt of notice thereof, (ii) by either party upon the bankruptcy of the other party, (iii) by Futura if fees in excess of $100,000 remain due and unpaid for 90 days or more, or (iv) by us for any reason upon 45 days prior written notice to Futura. If Futura terminates the agreement as a result of our breach, or we terminate the agreement as a result of Futura's breach or for no reason, we are required (x) to pay Futura a termination fee of $1.5 million and (y) to sublease up to 10,000 square feet at Futura's option of Futura's office space in Fort Washington, Pennsylvania for the remaining term of Futura's lease with the landlord. The rental term of Futura's lease is 66 months and began on October 15, 2006. The current minimum monthly rent under the lease is approximately $35,321 for 22,215 square feet of office space and increases approximately $925 on October 15 of each year of the rental term.

  Gulian & Associates

        During 2006 and 2007, we maintained a business relationship with Gulian & Associates, which is owned by the wife of David T. Gulian, the President and Chief Executive Officer and director and stockholder. Under the terms of the arrangement, Gulian & Associates provides the Company with retainer-based professional recruiting services, on a non-exclusive basis. Gulian & Associates is paid a success fee of 20% of a newly hired person's annual base salary for employees it introduces to us; one-third of the fee is invoiced at the time of the engagement, the remainder is invoiced only upon successful placement of a candidate into the role. In 2006 and 2007, the Company paid Gulian & Associates approximately $106,000 and $159,000, respectively, in success fees.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and

Exchange Commission and to furnish InfoLogix with copies of these reports. Based on our review of the copies of the reports we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, InfoLogix believes that all filings required to be made under Section 16(a) by the reporting persons since our common stock became registered pursuant to Section 12 of the Exchange Act were made on a timely basis except for one Form 4 filing by Eric Rubino reporting his receipt of an employee stock option representing the right to purchase 300,000 shares of common stock on December 18, 2007.

Audit Committee Report

        The Audit Committee of our Board of Directors is governed by a charter approved and adopted by the Board of Directors on March 5, 2008. InfoLogix's Board of Directors has determined that all of the members of the Audit Committee are independent based on applicable NASDAQ rules and InfoLogix's own independence guidelines. Each member of the committee also meets the SEC's additional independence requirements for audit committee members. In addition, InfoLogix's Board of Directors has determined that Wayne D. Hoch is an "audit committee financial expert," as defined by SEC rules.

        InfoLogix's management has primary responsibility for InfoLogix's financial statements. McGladrey & Pullen LLP, InfoLogix's registered independent auditor for 2007, is responsible for expressing an opinion on the conformity of InfoLogix's audited financial statements with generally accepted accounting principles. Before InfoLogix's Annual Report on Form 10-K for the year ended December 31, 2007 was filed with the SEC, the Audit Committee reviewed and discussed with management and McGladrey & Pullen the audited financial statements of InfoLogix for the year ended December 31, 2007, which included the consolidated balance sheets of InfoLogix as of December 31, 2007 and 2006, the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2007, and the notes thereto. In connection with this review, the Audit Committee, among other things:

  •
  made inquiries of InfoLogix's management and McGladrey & Pullen with respect to the reliability and integrity of InfoLogix's accounting policies and financial reporting practices; and

  •
  reviewed with McGladrey & Pullen its views on the quality of InfoLogix's implementation of accounting principles, disclosure practices and use of accounting estimates in preparing the financial statements.

        The Audit Committee discussed with McGladrey & Pullen the matters required to be discussed by SAS 61 (Communications with Audit Committees), as amended, which include, among other items, matters related to the conduct of the audit of InfoLogix's financial statements. The Audit Committee received written disclosures and the letter from McGladrey & Pullen required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from InfoLogix and its related entities, and has discussed with McGladrey & Pullen its independence from InfoLogix.

        Based on the review and discussions referred to above, the Audit Committee recommended to InfoLogix's Board of Directors that InfoLogix's audited financial statements be included in InfoLogix's Annual Report on Form 10-K for the year ended December 31, 2007.

                        SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                        Wayne D. Hoch, Chair
                        Thomas C. Lynch
                        Thomas O. Miller

Additional Information Regarding Our Independent Auditors

        We retained McGladrey & Pullen in 2007 to audit our consolidated financial statements for the year ended December 31, 2007. We had retained Asher & Company, Ltd. ("Asher") to audit our consolidated financial statements for the years ended December 2006 and 2005. We understand the need for our independent auditor to maintain objectivity and independence in its audit of our financial statements. The Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence from the Corporation. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. Pursuant to the policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor.

        The aggregate fees paid for professional services by McGladrey & Pullen and Asher in 2006 and 2007 for their services were:

Type of Fees	2006	2007
Audit Fees	$102,000	$188,715
Total	$102,000	$188,715

        In the table above, in accordance with the Securities and Exchange Commission's definitions and rules, "audit fees" are fees we paid or were billed by McGladrey & Pullen and Asher for professional services for the audit of our consolidated financial statements included in our Forms 10-K, and for services that are normally provided by the accountant in connection with the review of SEC registration statements and other filings, comfort letters and consents.

        We did not engage McGladrey & Pullen or Asher to provide any non-audit services (audit related services, tax services or other services) during 2007.

        In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2007, and 2006 and the subsequent interim period through March 29, 2008, there were no (1) disagreements with McGladrey & Pullen or Asher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of McGladrey & Pullen and Asher, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement or (2) reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Further, the audit reports of McGladrey & Pullen and Asher on our consolidated financial statements and our subsidiaries as of and for the years ended December 31, 2007, 2006 and 2005 respectively did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Representatives from McGladrey & Pullen are expected to be present at the Annual Meeting.

        During our two most recent fiscal years ended December 31, 2007 and December 31, 2006, and the subsequent interim period through March 29, 2007, we did not consult with McGladrey & Pullen regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our consolidated financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Incorporation by Reference

        The information contained in this proxy statement under the heading "Audit Committee Report" is not "soliciting material," nor is it "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that InfoLogix specifically incorporates such information by reference in a filing.

Stockholders' Proposals

        Under SEC rules, certain stockholder proposals may be included in our proxy statement. Any stockholder desiring to have such a proposal included in our proxy statement for our Annual Meeting of Stockholders to be held in 2009 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to our executive offices by December 30, 2008. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must have been received by March 15, 2009, or it will be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal. We have not received any such proposal to be submitted from the floor at the upcoming meeting.

By Order of the Board of Directors

John A. Roberts Secretary

April 29, 2008

Appendix A

INFOLOGIX, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The purpose of the Plan is to provide Employees and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Common Stock" shall mean the common stock of the Company, $0.00001 par value.

          (d)   "Company" shall mean InfoLogix, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

          (e)   "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (f)    "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g)   "Employee" shall mean any individual who is a common law employee of the Company for tax purposes whose customary employment with the Company is at least 20 hours per week and more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship for purposes of the Plan shall be deemed to have terminated on the 91st day of such leave.

          (h)   "Enrollment Date" shall mean the first day of each Offering Period.

          (i)    "Exercise Date" shall mean the last day of each Offering Period.

          (j)    "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (1)   If the Common Stock is listed on any established stock exchange, including, without limitation, the NASDAQ Capital Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (2)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (3)   In the absence of an established market from the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k)   "Offering Period" shall mean a period of approximately three months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day of each calendar quarter and ending on the last Trading Day of such calendar quarter. The duration of the Offering Periods may be changed pursuant to Section 4 hereof.

          (l)    "Plan" shall mean the InfoLogix, Inc. 2008 Employee Stock Purchase Plan.

          (m)  "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (n)   "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (o)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (p)   "Trading Day" shall mean a day on which national stock exchanges are open for trading.

        3.    Eligibility.

          (a)   Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of each calendar quarter, or on such other date as the Board shall determine, and continuing thereafter until the Plan is terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.    Participation.

          (a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or such other form as the Company may deem appropriate) and filing it with the Company's payroll office prior to the applicable Enrollment Date, in accordance with procedures established by the Company.

          (b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.    Payroll Deductions.

          (a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10% of the Compensation which he or she receives on each pay day during the Offering Period.

          (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account. The participant's account shall be for recordkeeping purposes only. No funds shall be segregated or otherwise set aside in the participant's name.

          (c)   A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or, subject to the limitations set forth in Sections 3(b) and 13 hereof, may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e)   At the time the option is exercised, in whole or in part, at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation that amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided, that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,500 shares (subject to any adjustment pursuant to Section 19 hereof), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9.    Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his or her option, or will hold the shares in an account in uncertified form, as appropriate.

        10.    Withdrawal.

          (a)   A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan (or such other form as the Company may deem appropriate). All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b)   A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11.    Termination of Employment.    Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.    Stock.

          (a)   The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b)   The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

          (c)   Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14.    Administration.    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15.    Designation of Beneficiary.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.    Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price for each purchase, the number of shares purchased) and the remaining cash balance, if any.

        19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a)   Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7 hereof), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares of Common Stock subject to an option.

          (b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c)   Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20.    Amendment or Termination.

          (a)   The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board and Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b)   Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its designated committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its designated committee) determines in its sole discretion advisable which are consistent with the Plan.

        21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic, or foreign, including, without limitation, the

Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in aforementioned applicable provisions of law.

        23.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of 10 years unless sooner terminated under Section 20 hereof.

INFOLOGIX, INC.

101 E. County Line Road

Suite 210

Hatboro, PA 19040

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by InfoLogix, Inc. in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to InfoLogix, Inc. 101 East County Line Road, Suite 210, Hatboro, PA 19040.

You are urged to sign and return this Proxy so that you may be sure that these shares will be voted.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

You may view the Annual Report and Proxy Statement on the Internet at www.infologix.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PREIT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFOLOGIX, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR           PROPOSALS 2 AND 3.

Vote on Directors		For	Withhold	For All
		All	All	Except
1. ELECTION OF BOARD OF DIRECTORS:

NOMINEES:	01) David T. Gulian	☐	☐	☐
02) Wayne D. Hoch
03) Richard D. Hodge
04) Thomas C. Lynch
05) Thomas O. Miller
06) Warren V. Musser
07) Jake Steinfeld
08) Richard A. Vermeil
09) Craig A. Wilensky

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposal	For	Against	Abstain

2. RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN LLP AS INDEPENDENT AUDITOR FOR 2008:	☐	☐	☐

3. APROVAL OF THE INFOLOGIX, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN:	☐	☐	☐

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Note:   Please sign exactly as your name appears on this Proxy.   When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.   If the signer is a partnership, please sign in partnership name by authorized person.

AUTHORIZED SIGNATURES - Sign below. This section must be completed for your instructions to be executed.		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Annual Meeting of Stockholders

INFOLOGIX, INC.

June 12, 2008

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints David T. Gulian and John A. Roberts, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of common stock of InfoLogix, Inc. held of record by the undersigned at the close of business on April 24, 2008 at the Annual Meeting of Stockholders to be held on Tuesday, June 12, 2008 and at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1, FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN LLP AS INDEPENDENT AUDITOR FOR 2008, AND FOR THE APPROVAL OF THE INFOLOGIX, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN.

(continued on reverse side)

QuickLinks

InfoLogix, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 12, 2008
Table of Contents
PROXY STATEMENT
VOTING AND REVOCABILITY OF PROXIES
PROPOSAL ONE— ELECTION OF DIRECTORS
PROPOSAL TWO— RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
PROPOSAL THREE— APPROVAL OF INFOLOGIX, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN
ADDITIONAL INFORMATION
Summary Compensation Table—2007 and 2006
Employment Agreements
Equity Plans—2007 Outstanding Equity Awards at Fiscal Year End
Potential Payments Upon Termination or Change of Control
2007 Director Compensation
  Appendix A
INFOLOGIX, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN